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                                    EXHIBIT 9

                             JOINT FILING AGREEMENT

         The undersigned agree that the foregoing statement on Schedule 13D is being filed with the Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k)(1).

Dated:   December 9, 1998                   /s/ MOSSIMO GIANNULLI
                                            ----------------------------------
                                            Mossimo Giannulli


                                            /s/ EDWIN H. LEWIS
                                            ----------------------------------
                                            Edwin H. Lewis




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